Exhibit 10.1

MASTER ASSIGNMENT, AGREEMENT AND

AMENDMENT NO. 9 TO CREDIT AGREEMENT

This MASTER ASSIGNMENT, AGREEMENT AND AMENDMENT NO. 9 ("Agreement") dated as of August 5, 2014 ("Effective Date"), is among Alta Mesa Holdings, LP, a Texas limited partnership ("Borrower"), the affiliates of the Borrower party hereto (the "Guarantors"), the Lenders (as defined below), Wells Fargo Bank, National Association, as administrative agent for such Lenders (in such capacity, the "Administrative Agent"), as issuing lender (in such capacity, the "Issuing Lender"), and in its individual capacity as a Lender (in such capacity, "Wells Fargo"), MUFG Union Bank, N.A. (formerly known as Union Bank, N.A.), in its individual capacity as a Lender (in such capacity, "Union Bank"), Toronto Dominion (New York) LLC, in its individual capacity as a Lender (in such capacity, "Toronto Dominion"), ING Capital LLC, in its individual capacity as a Lender (in such capacity, "ING"), Citibank, N.A., in its individual capacity as a Lender (in such capacity, "Citibank"), Capital One, National Association, in its capacity as a Lender (in such capacity, "Capital One"), BOKF, NA doing business as Bank of Texas, in its capacity as a Lender (in such capacity, "BOKF"), Amegy Bank National Association, in its capacity as a Lender (in such capacity, "Amegy"), Texas Capital Bank, N.A., in its capacity as a Lender (in such capacity, "TCB"; and together with Wells Fargo, Union Bank, Toronto Dominion, ING, Citibank, Capital One, BOKF, and Amegy, each an "Assignor" and, collectively, the "Assignors"), Natixis, in its individual capacity as a Lender (in such capacity, "Assignee").

RECITALS

A.      Borrower is party to that certain Sixth Amended and Restated Credit Agreement dated as of May 13, 2010, among Borrower, the lenders party thereto from time to time (the "Lenders"), Administrative Agent, and Issuing Lender, as heretofore amended (as so amended, the "Credit Agreement").

B.      The parties hereto wish to increase the Borrowing Base under the Credit Agreement and in connection with such increase, the Assignors wish to assign certain percentages of their rights and obligations under the Credit Agreement as Lenders to the Assignee pursuant to the terms hereof.

C.      After the assignment and acceptance of the rights and obligations as set forth herein have been made effective, the parties hereto agree to, subject to the terms and conditions of this Agreement, (i) make certain amendments to the Credit Agreement as provided herein and (ii) increase the Borrowing Base.

NOW THEREFORE, in consideration of the benefits to be derived by the parties hereto and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.      Defined Terms; Other Provisions.  As used in this Agreement, each of the terms defined in the opening paragraph and the Recitals above shall have the meanings assigned to such terms therein.  Each term defined in the Credit Agreement and used herein without definition shall have the meaning assigned to such term in the Credit Agreement, unless expressly provided to the contrary.  Article, Section, Schedule, and Exhibit references are to Articles and Sections of and Schedules and Exhibits to this Agreement, unless otherwise specified.  The words "hereof", "herein", and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The term "including" means "including, without limitation,".  Paragraph headings have been inserted in this Agreement as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Agreement and shall not be used in the interpretation of any provision of this Agreement.

Section 2.      Assignments and Acceptances.  In lieu of executing and delivering an Assignment and Acceptance, Assignors and Assignee hereby agree to, and Borrower hereby accepts, the following:

(a)    Assignment.  For an agreed consideration, each Assignor hereby irrevocably sells and assigns to Assignee, and Assignee hereby irrevocably purchases and assumes from the respective Assignors, subject to and in accordance with the terms hereof and the Credit Agreement, as of the Effective Date (i) such percentage in and to all of the respective Assignors' rights and obligations in their respective capacities as Lenders under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified in Schedule II hereto that would result in Assignors and Assignee having the respective Commitments set forth in Schedule II attached hereto (including without limitation any letters of credit and guaranties provided in connection with the Credit Agreement), and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the respective Assignors (in their respective capacities as Lenders) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to, and in proportion to, the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by any Assignor to Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as an "Assigned Interest").  Each such sale and assignment is without recourse to any Assignor and, except as expressly provided in this Agreement, without representation or warranty by any Assignor.  After giving effect to the sale and assignment pursuant to this Section 2(a) and after giving effect to the increase in the Borrowing Base set forth in Section 3 below, each Lender's Pro Rata Share of the Borrowing Base will be as set forth next to its name on Schedule II attached hereto.

(b)    Representations and Warranties of Assignors.  Each Assignor (i) represents and warrants that (A) it is the legal and beneficial owner of the relevant Assigned Interest, (B) such Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, and (C) it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby; and (ii) assumes no responsibility with respect to (A) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (B) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (C) the financial condition of the Borrower, its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (D) the performance or observance by the Borrower, the Guarantor, its Subsidiaries or Affiliates or any other Person of any of its obligations under any Loan Document.

(c)    Representations and Warranties of Assignee.  Assignee (i) represents and warrants that (A) it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to increase its Pro Rata Share under the Credit Agreement, (B) it meets all the requirements to be an assignee under Section 9.06 of the Credit Agreement (subject to such consents, if any, as may be required under Section 9.06 of the Credit Agreement), (C) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the relevant Assigned Interest, shall have the obligations of a Lender thereunder, (D) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (E) it has received a copy of the Credit Agreement and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.06 thereof, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Agreement and to purchase such Assigned Interest, (F) it has, independently and without reliance upon the Administrative Agent or the other Lenders and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and to purchase such Assigned Interest, and (G) if it is not incorporated under the laws of the United States of America or a state thereof, on or prior to the date hereof, it has delivered to Administrative Agent any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by it; and (ii) agrees that (A) it will, independently and without reliance on the Administrative Agent any Assignor or any other Lenders, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (B) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

(d)    Payments.  From and after the Effective Date, Administrative Agent shall make all payments in respect of each Assigned Interest (including payments of principal, interest, fees and other amounts) to Assignee whether such amounts have accrued prior to, on or after the Effective Date.  Assignors and Assignee shall make all appropriate adjustments in payments by Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

(e)    Consent; Waiver of Administrative Fees.  Administrative Agent, Issuing Lender, and Borrower hereby consent to the Assignors’ assignment of the Assigned Interests to Assignee and a one-time waiver of the $3,500 administrative fees that would otherwise be payable by Assignee pursuant to Section 9.06(a)(iv) of the Credit Agreement as a result of the assignment provided for herein, and waive any other conditions to the effectiveness of such assignment that are not expressly set forth in this Agreement, and agree that the terms of this Agreement shall constitute an Assignment and Acceptance.

Section 3.      Agreement - Increase in Borrowing Base.  Subject to the terms of this Agreement, as of the Effective Date, the Borrowing Base shall be increased by $65,000,000, resulting in a new Borrowing Base equal to $350,000,000.  Such new Borrowing Base shall remain in effect at that level until the effective date of the next Borrowing Base redetermination made in accordance with the Credit Agreement, as amended hereby.  The parties hereto acknowledge and agree that the redetermination of the Borrowing Base set forth in this Section 3 shall not be deemed to be (i) the scheduled, fall redetermination as provided for in Section 2.02(b)(i) of the Credit Agreement or (ii) an interim redetermination made at the request of the Borrower or the Required Lenders as provided for in Section 2.02(c)(i) and (ii) of the Credit Agreement, respectively.  Each Lender's Pro Rata Share of the resulting Borrowing Base, after giving effect to the assignment made pursuant to Section 2 above and the increase in the Borrowing Base set forth in this Section 3, is set forth in Schedule II attached hereto.

Section 4.      Amendment to Credit Agreement.

(a)    Section 1.01 (Certain Defined Terms) of the Credit Agreement is hereby amended by replacing the definition for “Lenders” in its entirety with the following:

"Lenders" means a party hereto that (a) is a lender listed on the signature pages of this Agreement on the date hereof, (b) is a lender that became a lender under that certain Master Assignment, Agreement and Amendment No. 9 to Credit Agreement dated as of August 5, 2014 which, among other things, amends this Agreement, and (c) is an Eligible Assignee that became a lender under this Agreement pursuant to Section 2.15 or 9.06.

(b)    Schedule II  (Initial Borrowing Base and Pro Rata Share) to the Credit Agreement is hereby replaced in its entirety with Schedule II  (Commitments;  Borrowing Base; Pro Rata Share) attached hereto.

Section 5.      Representations and Warranties.  Each of the Guarantors and Borrower hereby represents and warrants that: (a) after giving effect to this Agreement, the representations and warranties contained in the Credit Agreement, as amended hereby, and the representations and warranties contained in the other Loan Documents are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representation or warranty that already is qualified or modified by materiality in the text thereof) on and as of the Effective Date as if made on and as of such date except to the extent that any such representation or warranty expressly relates solely to an earlier date, in which case such representation or warranty is true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representation or warranty that already is qualified or modified by materiality in the text thereof) as of such earlier date; (b) no Default has occurred which is continuing; (c) the execution, delivery and performance of this Agreement are within the corporate, limited liability company, or partnership power and authority of such Person and have been duly authorized by appropriate corporate and governing action and proceedings; (d) this Agreement constitutes the legal, valid, and binding obligation of such Person enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity; (e) there are no governmental or other third party consents, licenses and approvals required in connection with the execution, delivery, performance, validity and enforceability of this Agreement; and (f) the Liens under the Security Instruments are valid and subsisting and secure Borrower's and the Guarantors' obligations under the Loan Documents.

Section 6.      Conditions to Effectiveness.  This Agreement shall become effective on the Effective Date and enforceable against the parties hereto upon the occurrence of the following conditions precedent:

(a)    Administrative Agent shall have received multiple original counterparts, as requested by Administrative Agent, of the following, duly and validly executed and delivered by duly authorized officers of the parties thereto:

(i)        this Agreement and all attached Schedules;

(ii)       replacement Notes, if requested by the applicable Assignors, payable to each applicable Assignors or its registered assigns; and

(iii)      replacement Notes, if requested by Assignee, payable to each Assignee or its registered assigns;

(b)    the representations and warranties in this Agreement made by the Guarantors and Borrower shall be true and correct in all material respects;

(c)    Borrower shall have paid all reasonable fees and expenses of Administrative Agent's outside legal counsel and other consultants pursuant to all invoices presented for payment on or prior to the Effective Date; and

(d)    Borrower shall have paid the fee required under Section 7(f) below.

Section 7.      Acknowledgments and Agreements.

(a)    Borrower and each Guarantor acknowledges that on the date hereof all outstanding Obligations are payable in accordance with their terms and Borrower and each Guarantor hereby waives any defense, offset, counterclaim or recoupment with respect thereto.

(b)    Administrative Agent and the Lenders hereby expressly reserve all of their rights, remedies, and claims under the Loan Documents.  Nothing in this Agreement shall constitute a waiver or relinquishment of (i) any Default or Event of Default under any of the Loan Documents, (ii) any of the agreements, terms or conditions contained in any of the Loan Documents, (iii) any rights or remedies of Administrative Agent or any Lender with respect to the Loan Documents, or (iv) the rights of Administrative Agent or any Lender to collect the full amounts owing to them under the Loan Documents.

(c)    Each Person party hereto hereby adopts, ratifies, and confirms the Credit Agreement, as amended hereby, and acknowledges and agrees that the Credit Agreement, as amended hereby, is and remains in full force and effect, and Borrower and the Guarantors acknowledge and agree that their respective liabilities and obligations under the Credit Agreement, as amended hereby, and the Guaranties, are not impaired in any respect by this Agreement.

(d)    From and after the Effective Date, all references to the Credit Agreement and the Loan Documents shall mean such Credit Agreement and such Loan Documents as amended by this Agreement.

(e)    This Agreement is a Loan Document for the purposes of the provisions of the other Loan Documents.  Without limiting the foregoing, any breach of representations, warranties, and covenants under this Agreement shall be a Default or Event of Default, as applicable, under the Credit Agreement.

(f)    The Borrower hereby agrees to pay a Borrowing Base increase fee for the account of Assignee, after giving effect to the sales and assignments made pursuant to Section 2 above, equal to 0.20% of the amount by which Assignee’s Pro Rata Share of the “Borrowing Base”, as set forth on Schedule II, exceeds Assignee’s highest prior Pro Rata Share of a Borrowing Base under the Credit Agreement.  Such increase fee is (i) due and payable on the Effective Date, (ii) deemed fully earned upon becoming due and payable, (iii) not refundable under any circumstance upon payment thereof, and (iv) in addition to, and not in lieu of, any other fees as the Borrower may have agreed to pay under the other Loan Documents.

Section 8.      Reaffirmation of the Guaranty.  Each Guarantor hereby ratifies, confirms, acknowledges and agrees that its obligations under its respective Guaranty are in full force and effect and that such Guarantor continues to unconditionally and irrevocably guarantee the full and punctual payment, when due, whether at stated maturity or earlier by acceleration or otherwise, of all of the Guaranteed Obligations (as defined in the Guaranties), as such Guaranteed Obligations may have been amended by this Agreement, and its execution and delivery of this Agreement does not indicate or establish an approval or consent requirement by such Guarantor under its respective Guaranty in connection with the execution and delivery of amendments, consents or waivers to the Credit Agreement, the Notes or any of the other Loan Documents.

Section 9.      Counterparts.  This Agreement may be signed in any number of counterparts, each of which shall be an original and all of which, taken together, constitute a single instrument.  This Agreement may be executed by facsimile signature or other similar electronic means and all such signatures shall be effective as originals.

Section 10.      Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted pursuant to the Credit Agreement.

Section 11.      Invalidity.  In the event that any one or more of the provisions contained in this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.

Section 12.      Governing Law.  This Agreement shall be deemed to be a contract made under and shall be governed by and construed in accordance with the laws of the State of Texas.

Section 13.      Entire Agreement. This Agreement, the Credit Agreement, as amended by this Agreement, the Notes, and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

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EXECUTED effective as of the date first above written.

BORROWER:	ALTA MESA HOLDINGS, LP

By: Alta Mesa Holdings GP, LLC, its general partner

By: /s/ Michael McCabe
Michael McCabe
Chief Financial Officer

GUARANTORS:	ALABAMA ENERGY RESOURCES LLC
ALTA MESA EAGLE, LLC
AMH ENERGY NEW MEXICO, LLC
AM IDAHO LLC
AM MICHIGAN LLC
TEA ENERGY SERVICES LLC

Each by: /s/ Michael A. McCabe
Michael A. McCabe
Chief Financial Officer and Secretary

ALTA MESA ENERGY LLC
ALTA MESA FINANCE SERVICES CORP.
ALTA MESA HOLDINGS GP, LLC
Alta Mesa GP, LLC
ARI Development, LLC
Alta mesa acquisition sub, llc
BRAYTON MANAGEMENT GP II, LLC
CAIRN ENERGY USA, LLC
louisiana onshore properties llc
Petro Operating Company Holdings, Inc.
the meridian production, llc
the meridian resource, llc
the meridian resource & EXPLORATION LLC
tmr drilling, llc
virginia oil and gas, llc

Each by: /s/ Michael A. McCabe
Michael A. McCabe
Chief Financial Officer

ALTA MESA RESOURCES, LP

By: Alta Mesa Resources GP, LLC,
its sole general partner

By: /s/ Michael A. McCabe
Michael A. McCabe,
Chief Financial Officer

ALTA MESA SERVICES, LP
ARANSAS RESOURCES, LP
BUCKEYE PRODUCTION COMPANY, LP
GALVESTON BAY RESOURCES, LP
LOUISIANA EXPLORATION &
ACQUISITIONS, LP
NAVASOTA RESOURCES, LTD., LLP
NUECES RESOURCES, LP
OKLAHOMA ENERGY ACQUISITIONS, LP
ORION OPERATING COMPANY, LP
PETRO ACQUISITIONS, LP
PETRO OPERATING COMPANY, LP
TEXAS ENERGY ACQUISITIONS, LP

Each By: Alta Mesa GP, LLC, its sole general partner

By: /s/ Michael A. McCabe
Michael A. McCabe
Chief Financial Officer

BRAYTON RESOURCES, LP
By: Brayton Management GP, LLC, its general partner

By: /s/ Michael A. McCabe
Michael A. McCabe
Chief Financial Officer

BRAYTON RESOURCES II, L.P.
By: Brayton Management GP II, LLC, its general partner

By: /s/ Michael A. McCabe
Michael A. McCabe
Chief Financial Officer

GALVESTON BAY RESOURCES HOLDINGS, LP

By: Galveston Bay Resources Holdings GP, LLC
its sole general partner

By: /s/ Michael McCabe
Michael McCabe,
Chief Financial Officer

PETRO ACQUISITIONS HOLDINGS, LP

By: Petro Acquisitions Holdings GP, LLC,
its sole general partner

By: /s/ Michael McCabe
Michael McCabe,
Chief Financial Officer

ADMINISTRATIVE AGENT/
ISSUING LENDER/
ASSIGNOR:	WELLS FARGO BANK, N.A.

By: /s/ Shiloh Davila
Shiloh Davila
Vice President

ASSIGNOR:	MUFG UNION BANK, N.A.
(formerly known as Union Bank, N.A.)

By: /s/ David Helffrich
David Helffrich
Vice President

ASSIGNOR:	TORONTO DOMINION (NEW YORK) LLC

By: /s/ Masood Fikree
Masood Fikree
Authorized Signatory

ASSIGNOR:	ING CAPITAL LLC

By: /s/ Josh Strong
Josh Strong
Director

By: /s/ Charles Hall
Charles Hall
Managing Director

ASSIGNOR:	CITIBANK, N.A.

By: /s/ Daniel A. Davis
Daniel A. Davis
Senior Vice President

ASSIGNOR:	CAPITAL ONE, NATIONAL ASSOCIATION

By: /s/ Nancy Mak
Nancy Mak
Senior Vice President

ASSIGNOR:	BOKF, NA doing business as Bank of Texas

By: /s/ Mari Salazar
Mari Salazar
Senior Vice President

ASSIGNOR:	AMEGY BANK NATIONAL ASSOCIATION

By: /s/ Mark A. Serice
Mark A. Serice
Senior Vice President

ASSIGNOR:	TEXAS CAPITAL BANK, N.A.

By: /s/ Brenton D. Bellamy
Brenton D. Bellamy
Vice President

ASSIGNOR:	NATIXIS

By: /s/ Andrew Keene
Andrew Keene
Vice President

By: /s/ Carlos Quinteros
Carlos Quinteros
Managing Director